LIBERTY FINANCIAL COMPANIES, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN
                                ---------------

     1. Purpose. The purpose of this Liberty Financial Companies, Inc. (formerly named "New LFC, Inc.") 1995 Employee Stock Purchase Plan (the "Plan") is to provide Employees of Liberty Financial Companies, Inc. (the "Company") and such of its Subsidiaries as the Board may from time to time designate, the opportunity to use voluntary, systematic payroll deductions to purchase Stock and thereby to acquire an interest in the Company. This Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Definitions.

     2.1. "Board" shall mean the Board of Directors of the Company.

     2.2. "Committee" shall mean the Stock Purchase Plan Committee appointed by the Board to administer the Plan in accordance with Section 11.

     2.3. "Compensation" shall mean all compensation paid to the Participant by the Company (or designated Subsidiary) and currently includible in his or her income and reportable as earnings subject to federal income tax on Form W-2 plus an amount equal to any pre-tax deferral under Section 401(k) of the Code or pre-tax salary reduction under Section 125 of the Code, but not including payments under stock option plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in the Treasury Regulations promulgated under Section 415 of the Code.

     2.4. "Eligible Employee" shall mean an Employee who has been employed, or will have been employed, for a continuous period of at least six (6) months by the Initial Offering Commencement Date or any subsequent Offering Commencement Date, by the Company or any Subsidiary. Notwithstanding the foregoing, the Committee may from time to time determine that all Employees who are "highly compensated employees," as defined in Section 414(q) of the Code, of the Company or any designated Subsidiary shall not be Eligible Employees for any one or more Offerings.

     2.5. "Employee" shall mean any common law employee who is customarily employed for more than twenty (20) hours per week and more than five (5) months in a calendar year by the Company or any Subsidiary.

     2.6. "Fair Market Value" shall mean the value of a share of Stock on any particular date, determined as follows: (i) if the Stock is then traded on a securities exchange, the closing sale price on the principal market on which the Stock is traded on the date in question; or (ii) if the Stock is then traded in the over-the-counter market, the mean between the closing bid and asked prices of Stock on the date in question, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Stock in such market; or (iii) if the Stock is not then actively traded on an exchange or in the over-the-counter market, the amount determined in good faith by the Committee.

     2.7. "Initial Offering Commencement Date" shall mean the later of first day of the second calendar month following the closing date of an initial public offering of the Company's Stock or other date established by the Committee for the commencement of the first Offering.

     2.8. "Offering" shall mean any offering of Stock in accordance with Section 6.

     2.9. "Offering Commencement Date" shall mean the first day of each Offering.

     2.10. "Offering Exercise Date" shall mean the last day of each Offering.

     2.11. "Offering Period" shall mean the period of each Offering commencing on the Offering Commencement Date and ending on the Offering Exercise Date.

     2.12. "Option" shall mean the right of a Participant to purchase shares of Stock pursuant to an Offering.

     2.13. "Optionee" shall mean a Participant who has been granted an Option which remains outstanding under the terms of any Offering.

     2.14. "Participant" shall mean an Eligible Employee who has in effect a payroll deduction authorization in accordance with Section 6, and who has not withdrawn from the Plan in accordance with Section 9.1.

     2.15. "Shares" or "Stock" shall mean the Company's common stock, $0.01 par value per share.

     2.16. "Subsidiary" shall mean a corporation of which the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock.

     3. Option Shares. The total amount of Stock with respect to which Options may be granted under the Plan shall not exceed in the aggregate 3,145,558 Shares (less the sum of (i) Shares subject to outstanding awards under the Company's 1990 Stock Option Plan, (ii) Shares issued upon the exercise of options granted pursuant to said 1990 Stock Option Plan, and (iii) Shares subject to outstanding awards under the Company's 1995 Stock Incentive Plan), provided that such aggregate number of Shares shall be subject to adjustment in accordance with
Section 16. If any outstanding Option expires for any reason, or terminates by reason of the severance of employment of the Optionee or any other cause, or is surrendered, the Shares allocable to the unexercised portion of the Option may again be made subject to an Option under the Plan.

     4. Eligibility.

     4.1. Election by Eligible Employee. Any Eligible Employee may elect to become a Participant in the Plan on any Offering Commencement Date on which he is employed by the Company or by a Subsidiary which the Board has designated as a Subsidiary whose employees may elect to participate in this Plan.

     4.2. Exceptions in Granting Options. Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan, as follows:

     (i) if, immediately after the grant, the aggregate number of Shares that the Employee would own, or would be considered to own under Section 424(d) of the Code, or would hold outstanding options to purchase (whether or not such options qualify for the special tax treatment afforded by Section 421(a) of the
Code) would represent five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary; or

     (ii) which permits the Employee's right to purchase Shares under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 for any calendar year in which such Option is outstanding at any time, determined by reference to the Fair Market Value of the Shares at the time such Option is granted.

     5. Participation.

     5.1. General Procedures. An Eligible Employee may become a Participant in the Plan effective as of the Initial Offering Commencement Date or any succeeding Offering Commencement Date by completing an enrollment form provided by the Company and filing it with the Committee or other person designated by the Committee, no later than such date prior to the applicable Offering Commencement Date as the Committee shall establish from time to time. Upon filing an enrollment form, the Eligible Employee shall thereby become a Participant for the ensuing Offering and for subsequent Offerings. Unless the Participant files a new enrollment form or withdraws from the Plan as provided in Section 9.1, he or she shall continue as a Participant and his or her deductions and purchases under the enrollment form he or she has on file under the Plan will continue for all subsequent Offerings, as long as the Plan remains in effect.

     5.2. Deductions. On the enrollment form the Participant shall elect to have deductions made from his or her Compensation during the time he or she is a Participant in an Offering in an amount not less than 1% and not more than 10% of Compensation by means of substantially equal payroll deductions over the Offering Period. Deductions may be increased or decreased only at the beginning of an Offering, by a new enrollment form filed with the Committee no later than such date prior to the applicable Offering Commencement Date as the Committee shall establish.

     5.3. Participant's Bookkeeping Account. All payroll deductions made for a Participant shall be credited to a bookkeeping account maintained for the Participant under the Plan. A Participant may not make any separate cash payment into such account.

     5.4. Discontinuing Participation. A Participant may discontinue participation in an Offering as provided in Section 7.2, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the rate of payroll deductions for that Offering.

     5.5. Determination of "Highly Compensated Employees." The foregoing provisions of this Section 5 notwithstanding, if the Committee determines that "highly compensated employees" of the Company or any designated Subsidiary shall not be Eligible Employees with respect to any Offering, such highly compensated employees shall cease to be Participants for the one or more Offerings for which they are not Eligible Employees. The exclusion of highly compensated employees from an Offering shall be treated as the withdrawal as a Participant by any highly compensated employee who was previously a Participant, subject to the provisions of Section 9.1; such a Participant shall not become a Participant again until the Committee shall determine that highly compensated employees are again Eligible Employees and the highly compensated employee files an enrollment form electing to re-enter the Plan, as provided in Section 9.1.

     6. Offerings.

     6.1. Availability and Adjustments of Offerings. The Plan will be implemented by a series of Offerings of 25,000 Shares each, subject to the power of the Board (i) to decrease the number of Shares that may be offered pursuant to any Offering, (ii) to increase such number of Shares by a maximum of 25,000 Shares, and (iii) after completion of the first two Offerings, to increase the number of Shares to the extent that Shares allocated to prior Offerings remain unsold. The number of Shares to be made available under an Offering under the preceding sentence shall be adjusted for any Offering that has a duration other than six (6) months by multiplying such number by a fraction, the numerator of which is the number of months in the Offering and the denominator of which is six (6).

     Each Offering shall begin and end on such dates as are approved by the Board; provided, that (i) no Offering may commence pursuant to this Plan after December 31, 1996, and (ii) no Offering shall be for longer than twenty-seven
(27) months. Except as otherwise determined by the Committee, Offerings shall be for a period of six (6) months commencing on each January 1 and July 1.

     6.2. Number of Shares Available in Offerings. Each Participant in an Offering shall be granted, as of the applicable Offering Commencement Date, an Option to purchase the largest number of full Shares that the total amount of accumulated payroll deductions credited to his account during the Offering is sufficient to purchase at the option price determined in accordance with Section 6.4.

     6.3. Pro Rata Allocations. If the total number of Shares for which Options would be granted as of any Offering Commencement Date exceeds the number of Shares then available under the Plan or the maximum number of Shares which is available for that Offering, the Committee shall make a pro rata allocation of the available Shares in a manner as nearly uniform as practicable, and as it shall determine to be equitable. In that event, the payroll deductions made or to be made pursuant to authorizations for that Offering shall be reduced accordingly, and the Committee shall give written notice of such reduction to each affected Participant.

     6.4. Option Price. The option price per share of Stock shall be set by the Board for any Offering and shall be the lower of: (i) eighty-five percent (85%) of the Fair Market Value (or such higher percentage specified by the Board with respect to any Option) of a Share on the Offering Commencement Date; or (ii) eighty-five percent (85%) (or such higher percentage specified by the Board with respect to any Option) of the Fair Market Value of a Share on the Offering Exercise Date.

     7. Exercise of Options

     7.1. Offering Exercise Date. Unless a Participant's participation in an Offering is withdrawn as provided in Section 7.2, the Participant's Option for the purchase of Shares pursuant to that Offering will be exercised automatically on the applicable Offering Exercise Date for the purchase of the number of full Shares which the accumulated payroll deductions in his or her account at that time will purchase. Any excess amount of payroll deductions will be reported to the Participant and will be carried forward to the next Offering unless the Participant elects to withdraw from the Plan as provided in Section 9.1, in which case the excess will be returned to the Participant, without interest.

     7.2. Withdrawal of Payroll Deductions. A Participant may withdraw all, but not part, of the payroll deductions credited to his or her account under the Plan with respect to a particular Offering at any time up to seven (7) days prior to the applicable Offering Exercise Date by giving written notice to the Committee or other person designated by the Committee. All of the Participant's payroll deductions so credited will be paid by the Company to the Participant promptly after receipt of notice of withdrawal, without interest, and no further payroll deductions will be made from the Participant's pay during such Offering. A Participant who has so withdrawn from an Offering shall nevertheless be deemed to continue as a Participant and to have authorized payroll deductions with respect to succeeding Offerings, unless the Participant shall give written notice to the Committee that he or she is withdrawing as a Participant in the Plan, as provided in Section 9.1. However, an officer or director of the Company or any Subsidiary who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and who withdraws from an Offering pursuant to this Section 7.2, may not participate in the Plan again for at least six (6) months from the date of such withdrawal.

     8. Delivery of Shares. As promptly as practicable after the Offering Exercise Date of each Offering, the Company will deliver to each Participant the certificate(s) for the Shares purchased upon the exercise of the Participant's Option.

     9. Withdrawal from the Plan

     9.1. Terms of Withdrawal; Reentry. A Participant may withdraw from the Plan at any time except during the seven (7) days immediately preceding an Offering Exercise Date by giving written notice to the Committee or other person designated by the Committee. A Participant's withdrawal from the Plan shall be deemed to constitute a withdrawal from the current Offering in which event the provisions of Section 7.2 shall become effective. A Participant who withdraws from the Plan is like an Eligible Employee who has never entered the Plan.

     To re-enter the Plan, the Eligible Employee must file a new enrollment form which cannot become effective until the next Offering Commencement Date as provided in Section 5. However, an officer or director of the Company or any Subsidiary who is subject to Section 16(b) of the Exchange Act and who withdraws from the Plan pursuant to this Section 9.1, may not participate in the Plan again for at least six (6) months from the date of such withdrawal.

     9.2. Payroll Deduction Credits. Upon termination of the Participant's employment for any reason, including retirement but excluding death while in the employ of the Company, such person shall thereupon cease to be a Participant, and the payroll deductions credited to his or her account will be returned, without interest, or, in the case of his death subsequent to the termination of employment, to the person or persons entitled thereto under Section 12.

     Authorized leaves of absence or absence on military or government service shall not constitute severance of the employment relationship between the Company or Subsidiary and the Participant for purposes of this Section 9, provided that either (i) the absence is for a period of no more than ninety (90) days or (ii) the Employee's right to re-employment after the absence is guaranteed either by statute or by contract.

     9.3. Termination by Death. Upon termination of the Participant's employment because of death, the Participant's Beneficiary (as defined in Section 12) shall have the right to elect, by written notice given to the Committee or other person designated by the Committee prior to the expiration of the period of thirty (30) days commencing with the date of the death of the Participant, either (i) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, without interest, or (ii) to exercise the Participant's Option for the purchase of Shares on the Offering Exercise Date next following the date of the Participant's death for the purchase of the number of full Shares which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be paid to the Beneficiary, without interest.

     In the event that no such written notice of election shall be duly received by the Committee or person designated by the Committee, the Beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the Participant's account at the date of the Participant's death and the same will be paid promptly to the Beneficiary, without interest.

     10. Stock

     10.1. Maximum Aggregate Number. The maximum aggregate number of Shares which shall be made available for sale under the Plan during the term of the Plan is as set forth in Section 3 hereof, subject to adjustment upon changes in capitalization of the Company as provided in Section 16. Either authorized, unissued Stock or Stock heretofore or hereafter reacquired by the Company may be made subject to Options under this Plan.

     10.2. Rights of Participate as Stockholder. No Participant shall have rights as a stockholder with respect to Shares covered by any Option until the date of issuance of a stock certificate for such Shares, and except as otherwise provided in Section 16, no adjustment shall be made for dividends of which the record date precedes the date of issuance of such certificate.

     10.3. Registration. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Committee prior to the Offering Exercise Date applicable thereto, in the names of the Participant and one other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

     10.4. Restrictions. The Company shall not be required to sell or issue any Shares under any Option if the Board determines that the issuance of such Shares would constitute or result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Any determination in this connection by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action to cause the exercise of an Option or the issuance of Shares pursuant to an Option to comply with any law or regulations of any governmental authority.

     10.5. Resale and Disposition of Shares. The Plan is intended to provide an opportunity for Employees to purchase Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee, other than Employees who are subject to Section 16(b) of the Exchange Act, in the conduct of his or her own business affairs. However, Employees of the Company or any Subsidiary who are subject to Section 16(b) of the Exchange Act may not dispose of Shares acquired pursuant to the Plan within six (6) months of the date of acquisition thereof.

     Notwithstanding the foregoing, an Employee not subject to Section 16(b) of the Exchange Act may sell Shares purchased under the Plan at any time, provided, however, that because of certain federal tax requirements, each Employee will agree by entering the Plan, to promptly give the Company notice of any such Shares disposed of within two years of the Offering Commencement Date showing the number of Shares disposed of and the date purchased by him.

     An Employee who is subject to Section 16(b) of the Exchange Act may be liable for the short-swing profit tax associated with the sale of Shares acquired under the Plan if transacted within six (6) months of such acquisition. Each Employee shall agree by participation in the Plan that all restrictions on transfer of Shares acquired pursuant to the Plan may be indicated on certificates issued to Employees to whom such restrictions apply.

     11. Administration. The Plan shall be administered by the Stock Purchase Plan Committee (the "Committee") which shall have one or more members appointed by and serving at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. The Committee may authorize any one or more of its members or any officer or employee of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee. No member of the Committee and no officer or employee of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Board or the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute.

     The Committee shall have all of the powers vested in it by the terms of the Plan as set forth herein. The Committee is authorized to interpret the Plan and the Options granted hereunder, to establish, amend and rescind any rules or regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

     In the event that the Board shall fail to appoint or shall remove all of the members of the Committee, or in the event that the Committee shall for any reason cease to exist or fail to act, the duties, responsibilities and powers of the Committee under the terms of the Plan shall be assumed and discharged by the Board.

     12. Designation of Beneficiary. A Participant may file a written designation of a Beneficiary who is to receive any Stock and/or cash in case of the Participant's death. Such designation of Beneficiary may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence at the Participant's death of a Beneficiary validly designated by the Participant under the Plan, the Company shall deliver such Stock and/or cash to such Beneficiary.

     In the event of the death of a Participant and in the absence of a Beneficiary validly designated under the Plan, the Company shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Committee, in its discretion, may deliver such Stock and/or cash to be delivered to the spouse or to one or more dependents of the Participant as the Committee may designate. No Beneficiary shall, prior to the death of the Participant by whom the Beneficiary has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

     13. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering in accordance with Section 7.2.

     14. Use of Funds. All payroll deductions received or held by the Company or a Subsidiary under the Plan may be used by the Company or Subsidiary for any corporate purpose, and the Company or Subsidiary shall not be obligated to segregate such payroll deductions or to credit or pay interest with respect thereto.

     15. Employment Obligation. The grant of an Option shall not impose upon the Company or a Subsidiary any obligation to employ or continue to employ any Optionee, and the right of the Company or a Subsidiary to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

     16. Changes in Capitalization; Merger or Consolidation. Appropriate adjustments, as determined by the Board in its discretion, in the maximum number of Shares that are available under the Plan, in the number of Shares covered by outstanding Options granted hereunder, in the exercise price of the Options and in the maximum number of Shares that may be offered pursuant to any Offering shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan. Any agreement of merger or consolidation or sale of all or substantially all of the assets of the Company will include provisions for protection of the then existing rights of Participants under the Plan.

     17. Amendment or Termination of Plan. The Board may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of a majority of the outstanding shares of Stock, the Board may not (i) materially increase the benefits accruing to Employees under the Plan, (ii) change the aggregate number of shares of Stock which may be issued under Options pursuant to the provisions of the Plan, (iii) reduce the option price at which Options may be granted to an amount less than 85% of the Fair Market Value per Share at the time the Option is granted or exercised (whichever is less), or (iv) change the class of employees eligible to receive Options.

     Notwithstanding the preceding sentence, the Board shall in all events have the power to make such changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding Option as, in the opinion of counsel for the Company, may be necessary or appropriate from time to time to enable the Plan and any Option to qualify as an employee stock purchase plan as defined in Section 423 of the Code, so as to receive preferential federal income tax treatment.

     18. Effective Date and Duration of the Plan. The Plan shall become effective and shall be deemed to have been adopted on February ___, 1995, the date on which the Plan was approved by the Board and the shareholders of the Company. Unless the Plan shall have been terminated earlier, the Plan shall terminate when all Shares authorized for issuance hereunder have been acquired pursuant to the exercise of Options under the Plan.

     19. Headings. The descriptive headings of the Articles of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     20. Counterparts. This Plan may be executed simultaneously in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.